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                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

          THIS AMENDMENT NO. 1 to the Rights Agreement dated as of May 22, 1989 between BSB Bancorp, Inc. (the "Company") and Chase Lincoln First Bank, N.A. ("Chase") (the "Agreement") is entered into this 29th day of January, 1996 by and between the Company and American Stock Transfer & Trust Company ("AST").

                              WHEREAS, the Company has appointed AST as the
successor Rights Agent under the Agreement; and

          WHEREAS, Section 21 of the Agreement currently provides that any successor Rights Agent shall have "at the time of its appointment as Rights Agent a combined and surplus of at least $50 million" and the Company has waived such requirement with respect to AST;

          NOW, THEREFORE, BE IT RESOLVED, that Section 21 of the Agreement shall be amended by deleting the language "a combined capital and surplus of at least $50 million" and replacing it with "a combined capital and surplus of at least $10 million";

          RESOLVED, that all references in the Agreement to Chase shall be deemed to be references to AST; and

          RESOLVED, that in all other respects, the Agreement shall remain unchanged.

          IN WITNESS WHEREOF, each of the undersigned has executed this Amendment No. 1 to the Agreement as of the date set forth above.

                                        BSB BANCORP, INC.
Attest:

By: /s/ Larry G. Denniston              By: /s/ William H. Rincker
    -----------------------------           ------------------------
    Name Larry G. Denniston                 William H. Rincker
         ------------------------           Chairman and Chief Executive
    Title Vice President and                Officer
          -----------------------
          Secretary

Attest:                                 AMERICAN STOCK TRANSFER &
                                         TRUST COMPANY

By: /s/ Susan Silber                    By: Herbert J. Lemmer
    ----------------------------            ------------------------
    Name SUSAN SILBER                       Name Herbert J. Lemmer
         -----------------------                 -------------------
    Title Assistant Secretary               Title VICE PRESIDENT
          ----------------------                  ------------------

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